Exhibit 10.2

Supplement to Prospectus
Dated January 9, 2001

250,000 Shares of Common Stock

FARGO ELECTRONICS, INC.

6533 Flying Cloud Drive

Eden Prairie, Minnesota 55344

Offered pursuant to the
Fargo Electronics, Inc. Employee Stock Purchase Plan

This document constitutes part of a prospectus covering
securities that have been registered under the
Securities Act of 1933.

This document supplements the prospectus, dated January 9, 2001, of Fargo Electronics, Inc., a Delaware corporation, covering offers and sales, from time to time, of shares of its common stock, par value $.01 per share and Series C Preferred Stock purchase rights attached thereto, pursuant to the company’s Employee Stock Purchase Plan.

This prospectus supplement describes an amendment to the plan that will become effective as of December 8, 2005.

This amendment, which is described in more detail below, decreases the discount at which shares are purchased under the plan. Eligible employees and participants are urged to review this information carefully before making a decision to participate or to continue to participate in the plan.

The date of this prospectus supplement is December 8, 2005

Amendment to the Fargo Electronics, Inc. 2001 Employee Stock Purchase Plan
Effective December 8, 2005

Effective December 8, 2005, the Fargo Electronics Inc. 2001 Employee Stock Purchase Plan has been amended as follows:

•                  Shares purchased with payroll contributions under the plan will be purchased at a price equal to 95% of the “fair market value” of a share on the termination date of the applicable offering period. Prior to the amendment, shares were purchased at the lesser of 85% of the “fair market value” on the commencement date or the termination date of the applicable offering period.

As a result of the amendment described above, participants will receive less of a discount on the shares that they purchase under the plan. This amendment is the result of Fargo’s board of directors’ review of the incentives provided by the plan, as well as the accounting expenses associated with the plan and the impact of those expenses on the company’s reported earnings under the new option accounting rules that go into effect in the 2006 fiscal year.

In reviewing this information, participants and potential participants are encouraged to review a copy of the amended plan (available upon request), as well as a copy of the original plan prospectus and prior applicable supplements.

Any questions regarding these amendments or the plan should be directed to Jeffrey Upin, Fargo’s Vice President of Business Development, General Counsel and Secretary, at 6533 Flying Cloud Drive, Eden Prairie, Minnesota 55344, telephone number (952) 946-8426.